UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Agilent Technologies, Inc. (“Agilent”) and Agilent Technologies World Trade, Inc. (“World Trade”) have entered into a Related Agreement, dated as of September 22, 2008 (the “Lloyds Related Agreement”), with Lloyds TSB Bank plc (“Lloyds TSB”).  Under the Lloyds Related Agreement, Lloyds TSB has agreed, subject to the terms and conditions set forth therein, that on or prior to November 17, 2008, Lloyds TSB will accept the transfer by novation (the “Novation”) of all of the rights and obligations of STEERS Repo Pass-Thru Trust, 2008-1 (the “Trust”) under the Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of March 17, 2008, and collectively referred to in this Current Report as the “Current Repurchase Agreement”.

A copy of the Lloyds Related Agreement is included herein as Exhibit 99.1 and is incorporated by reference into this Item 1.01.    The description of the Lloyds Related Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the agreement.

Under the Current Repurchase Agreement, World Trade and the Trust are parties to a repurchase arrangement, whereby World Trade sold 15,000 Class A Preferred Shares (the “Cayco Preferred Shares”) issued by Agilent Technologies (Cayco) Limited  (“Cayco”) to World Trade, subject to World Trade’s obligation to repurchase all of the Cayco Preferred Shares at a total repurchase price of $1.5 billion (the “Repurchase Obligation”).  The Trust is the current registered owner of the Cayco Preferred Shares.  The Current Repurchase Agreement is described in Agilent’s Current Report on Form 8-K dated June 27, 2008.  World Trade is currently obligated to complete its Repurchase Obligation on November 17, 2008 (the “Current Repurchase Date”).

As described in the Lloyds Related Agreement, upon the Novation, Lloyds TSB shall pay US$1,500,000,000 to the Trust (or its designee) in consideration of the Novation and the Current Repurchase Date shall be extended to January 27, 2011 (the “Extended Repurchase Date”).  Neither World Trade nor Agilent will have the right to accelerate the Extended Repurchase Date.  Lloyds TSB can accelerate the Extended Repurchase Date or cause a redemption of the Cayco Preferred Shares by Cayco only upon certain events of default or similar events.  World Trade will be obligated to make aggregate quarterly payments to Lloyds TSB at a rate per annum, reset quarterly, with reference to LIBOR plus 175 basis points beginning on November 17, 2008.

The closing of the Novation is subject to (i) Lloyds TSB’s receipt of a new Master Repurchase Agreement, and Confirmation and Annex I related thereto, with World Trade, an Amended and Restated Guaranty of Agilent Technologies, Inc. whereby Agilent will guarantee to Lloyds TSB the timely payment of all obligations of World Trade under the Repurchase Agreement, a new Agilent Agreement in favor of Lloyds TSB and others containing specific representations, warranties and covenants of Agilent and World Trade, and certain other related agreements and other documents (forms of each of the foregoing have been agreed by Agilent, World Trade and Lloyds TSB); (ii) the execution and delivery of, and the satisfaction of all conditions precedent contained in, a purchaser agreement between Lloyds TSB and Merrill Lynch Capital Services, Inc. relating to the Novation; and (iii) customary closing conditions contained in the Lloyds Related Agreement.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Related Agreement, dated as of September 22, 2008, among Lloyds TSB Bank plc, Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber
Name:	Marie Oh Huber
Title:	Vice President, Deputy General Counsel
and Assistant Secretary

Date:  September 25, 2008

Exhibit Index

Exhibit No.	Description
99.1	Related Agreement, dated as of September 22, 2008, among Lloyds TSB Bank plc, Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc.